EXHIBIT 23.1



                        Consent of Independent Auditors


The Board of Directors
US Airways Group, Inc.
US Airways, Inc.:

We consent to the use of our reports dated February 24, 1999 incorporated herein by reference and to the reference to our firm under the heading "Ex-perts" in the prospectus.



                                                              KPMG LLP


Washington, DC
June 2, 1999